UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1717 McKinney Avenue, Suite 1000
Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.	☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 19, 2024 (the “Closing Date”), Landsea Homes Corporation, a Delaware corporation (the “Company”), as borrower, entered into that certain amended and restated credit agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent and letter of credit issuer, U.S. Bank National Association as Joint Lead Arranger and Syndication Agent, BofA Securities, Inc., as Joint Lead Arranger and a Sole Bookrunner (the “Arranger”) and a syndicate of banks and financial institutions (the “Lenders”). Capitalized terms used without definition are defined in the Credit Agreement. On the Closing Date, Western Alliance Bank resigned as Administrative Agent under the Credit Agreement and the Company terminated the commitments of, and repaid all borrowings outstanding and owed to, Western Alliance Bank and Flagstar Bank, N.A.

The Credit Agreement provides for a senior unsecured revolving credit facility (“Revolving Facility”) of up to $355.0 million (“Revolving Commitment”), consisting of revolving loans and letters of credit. The Credit Agreement also includes an uncommitted accordion feature whereby the Company may increase the Revolving Commitment in increments of not less than $5.0 million, up to an aggregate amount not to exceed $850.0 million, subject to certain conditions. The Revolving Facility matures on April 19, 2027, unless the Company requests, and the requisite Lenders agree, to extend it pursuant to its terms. The Revolving Facility is guaranteed by each direct or indirect subsidiary of the Company (other than Unrestricted Subsidiaries) and each Restricted Affiliate of the Company, as specified in the Credit Agreement; and will be guaranteed by certain future subsidiaries and affiliates of the Company as the Company may designate from time to time, in each case, subject to the limitations thereon set forth in the Credit Agreement.

The maximum borrowing permitted under the Revolving Facility is equal to the lesser of (x) the Revolving Commitment and (y) the Borrowing Base minus the sum of all outstanding principal constituting Permitted Senior Debt. The Borrowing Base is equal to (a) 100% of the amount of unrestricted cash of the Company in excess of $20.0 million, plus (b)(i) 90% of the cost of residential units then subject to a purchase contract, (ii) 80% of the cost of residential model units and certain other residential units not then subject to a purchase contract, (iii) 70% of the cost of finished lots, (iv) 65% of the cost of lots then subject to active development, and (v) 50% of the cost of certain entitled land, in each case subject to certain limitations set forth in the Credit Agreement.

Each (i) Daily SOFR Rate Loan under the Revolving Facility bears interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR, (ii) Term SOFR Rate Loan bears interest on the outstanding principal amount thereof at a rate per annum equal to Term SOFR and (iii) Base Rate Loan bears interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate, plus, in each case, an applicable margin. In each case, the applicable margin will be adjusted by reference to a grid (the “Pricing Grid”) based on the ratio calculated by taking (a) the consolidated indebtedness of the Company and its subsidiaries, other than Unrestricted Subsidiaries, divided by (b) the total capitalization of the Company and its subsidiaries, other than Unrestricted Subsidiaries (such ratio, the “Leverage Ratio”). Additionally, the Company will pay unused line fees on the full amount of any unused commitments and certain fees with respect to letters of credit that are issued, in each case calculated by reference to the Pricing Grid and payable quarterly in arrears.

Under the Credit Agreement, the Company is subject to (i) customary affirmative and negative covenants, including, among other things, covenants related to indebtedness, incurrence of liens, fundamental changes, restricted payments investments and financial covenants, tested quarterly. The Company and its subsidiaries (other than Unrestricted Subsidiaries) must also comply on a quarterly basis with, among other things, a maximum 0.60 to 1.00 Leverage Ratio. The Credit Agreement also contains customary events of default, which could trigger the acceleration of repayment of all borrowings thereunder, including, among other things, failure to pay principal, interest, fees or other amount, covenant defaults, material inaccuracy of representations and warranties, bankruptcy events, and a change of control of the Company. If an event of default occurs, the commitments of the Lenders to lend under the Credit Agreement may be terminated and the maturity of the amounts owed may be accelerated.

In the ordinary course of their business, the Lenders, the Arranger and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates. In particular, certain affiliates of the Lenders, including the Arranger, were underwriters or initial purchasers in the Company’s prior note and equity issuances and/or have been agents or lenders under the Credit Agreement (including prior to its amendment and restatement).

This summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of April 19, 2024, by and among Landsea Homes Corporation, as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, the lenders party thereto, U.S. Bank National Association as Joint Lead Arranger and Syndication Agent and BofA Securities, Inc., as Joint Lead Arranger and a Sole Bookrunner
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: April 25, 2024	By:	/s/ C. Kelly Rentzel
Name: C. Kelly Rentzel
Title: General Counsel